Exhibit 4(b)

                      ASSUMPTION AGREEMENT

                          July 15, 2002


     Reference is made to the Credit Agreement, dated as of May 16, 2002 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among Entergy Corporation, a Delaware corporation (the "Borrower"), the banks party thereto and Citibank, N.A., as administrative agent for such banks (the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.

     CO BANK, ACB (the "Additional Lender") and the Borrower hereby agree as follows:

     (a) The Additional Lender hereby agrees, that effective as of July 15, 2002 (the "Effective Date"), and subject to the satisfaction, on or prior to the Effective Date of the conditions set forth in clauses (A)(2), (B) and (C) of Section 2.04(c)(ii) of the Credit Agreement, (i) the Additional Lender will become a Lender under the Credit Agreement, (ii) the Commitment of the Additional Lender will be $25,000,000, and (iii) the Additional Lender will be bound by all the terms and provisions of the Credit Agreement binding upon each Lender, including, without limitation, Section 2.04(c)(iii).

     (b) The Borrower consents to the foregoing and agrees to deliver to the Administrative Agent, on or prior to the Effective Date,
the   evidence   of   corporate   authorization,   opinions   and
certificates described in clauses (A)(2) and (C) of Section 2.04(c)(ii) of the Credit Agreement.

     (c)   THIS  ASSUMPTION AGREEMENT SHALL BE GOVERNED  BY,  AND
CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     (d) This Assumption Agreement may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were up on the same instrument.



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      IN  WITNESS  WHEREOF, the parties hereto have  caused  this
Assumption Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              CO BANK, ACB



                              By /s/ Daniel K. Hansen
                                Name:  Daniel K. Hansen
                                Title:  Assistant Vice President

                              Domestic Lending Office (and
                                address for notices):
                              5500 South Quebec Street
                              Greenwood Village, CO 80111
                                 Attn.:  Dan Hansen
                                 Title:  Assistant Vice President
                                 (p) (303) 740-6485
                                 (f) (303) 604-5892

                              Eurodollar Lending Office:
                              5500 South Quebec Street
                              Greenwood Village, CO 80111
                                 Attn.:  Dan Hansen
                                 Title:  Assistant Vice President
                                 (p) (303) 740-6485
                                 (f) (303) 604-5892

                              ENTERGY CORPORATION


                              By        /s/ Steven C. McNeal
                                Name:  Steven C. McNeal
                                Title:    Vice President and
                                Treasurer

Accepted this 15th day of July, 2002


CITIBANK, N.A., as Administrative Agent



By /s/ Anita J. Brickell
  Name:  Anita J. Brickell
  Title:  Vice President